UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2015

Alliance BioEnergy Plus, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54942	45-4944960

(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation)		Identification No.)

400 North Congress Avenue, Suite 130, West Palm Beach, FL		77057
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 607-3555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On July 14, 2015, the Company’s Board of Directors appointed Charles F. Sills as a director of the Company, effective immediately, to serve until the next election of directors or appointment of their successors.

Set forth below is certain biographical information concerning Mr. Sills:

Charles F. Sills

Charles F. Sills (71) has extensive experience planning and directing international industrial, infrastructure, environmental and energy initiatives, having served as a member of the Danube Task Force, the governing council that ran the Danube Basin Environmental Restoration Program led by the World Bank, the European Bank for Reconstruction & Development and the UN Development Program, involving 13 countries from Austria to Moldova. He also served on the Japan-U.S. Joint Fund for Social & Economic Development in Central/Eastern Europe, the Helsinki Commission focused on the environmental clean-up of the Baltic Sea, the Kaliningrad Defense Conversion Initiative, and the NGO Delegation to NAFTA, where he helped draft the Environmental Supplements. Mr. Sills was responsible for securing major funding support for the Smithsonian Institute's biodiversity preservation/cancer cure research program in Brazil's Amazon region; for the Sassari, Sardinia symposium on ozone depletion organized by the International Council of Scientific Unions; and for the White House Presidential Awards program sponsored by the President's Council on Sustainable Development.

Mr. Sills has been engaged in the renewable energy sector since the 1980’s, when he led the Martin Marietta Aerospace (now Lockheed Martin) team that won the contract for and installed the world’s largest (at that time) solar photovoltaic energy installation, under a pilot program co-funded by the U.S. and Saudi Arabian Governments; researched and wrote a worldwide survey of renewable energy technologies and commercialization opportunities; and testified before Congress on the need for pro-active U.S. Government support for advanced renewable energy R&D and demonstration programs. Currently, he serves on both the Defense & Security Advisory Committee and the International Advisory Committee for the American Council on Renewable Energy (ACORE); and serves as a Board Member and Advisor on Energy and Environment for the Eurasia Center/Eurasian Business Coalition, where he has planned and moderated conferences on “Doing Business with the BRICS (Brazil, Russia, India, China and South Africa)”, and energy and infrastructure investment opportunities associated with the “New Silk Road”.

He has extensive experience in Government Contracting, and an advocate for Small Business access to Federal and Military contracting opportunities, serving as a member of the U.S. Chamber of Commerce's Small Business Council, and an observer to the White House sponsored Inter-Agency Task Force on Veterans Business Development. He is President of FED/Contracting LLC, a consultancy that assists Small Businesses in partnering with Prime Contractors, and helps the Prime Contractors qualify Veteran and Minority vendors as teammates for project opportunities with mandated Diversity Supplier content. Based on the U.S. Defense Dept. ‘Mentor-Protégé’ program that he managed, Trillacorpe Construction, a Service-Disabled Veteran-Owned Small Business, was awarded the 2010 Defense Department Nunn-Perry Award for "superior performance in the areas of business growth and return on investment, Government contracting, technical performance and quality management".

Mr. Sills’ education includes an M.A. in Defense & Foreign Policy, Fletcher School of Law and Diplomacy (Tufts and Harvard Universities); and an A.B., Princeton University, Woodrow Wilson School of Public and International Affairs. He is a former Naval Intelligence Officer who served in a succession of National Security positions in the Pentagon, including the National Military Intelligence Center and the Defense Intelligence Agency/Worldwide Estimates Directorate (Deputy Director), following assignments on the staff of the U.S. Middle East Force Command (based in Bahrain with responsibility for the Persian Gulf/Red Sea/Indian Ocean area), and the Geopolitical Briefing & Analysis Division, Supreme Allied Commander NATO/Atlantic. He was recently appointed Sr. Advisor, Global Partnerships Development for the Dwight D. Eisenhower Memorial Commission, mandated by the U.S. Congress, which will involve conflict resolution and regional stabilization and security initiatives based on Eisenhower’s legacy as NATO’s first Supreme Allied Commander.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance BioEnergy Plus, Inc.

By:	/s/ Daniel de Liege
Name: Daniel de Liege
Title: President

Dated: July 15, 2015